STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this “Agreement”) is entered into as of November 11, 2008 by and between RICHARD H. PAPALIAN (the “Optionee”) and Sionix Corporation, a Nevada corporation (the “Corporation”). The foregoing parties are sometimes referred to hereinafter individually as a “Party” or collectively as the “Parties.” All capitalized terms not otherwise defined herein shall have the definitions ascribed to them in the Grant Notice.

WHEREAS, in connection with the Termination, Separation and Release Agreement between the Corporation and the Optionee, dated the date hereof, the Corporation has agreed to issue to the Optionee a new option to purchase shares of its common stock pursuant to the Notice of Grant of Stock Option dated the date hereof (the “Option”).

WHEREAS, the Optionee and the Corporation wish to memorialize in writing the terms and conditions applicable to the Option, as provided herein and in the Grant Notice.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby covenant and agree as follows:

1.    Grant of Option. The Corporation hereby grants to the Optionee, as of the Grant Date, an Option to purchase up to the aggregate number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the Option term specified in Paragraph 2 below at the Exercise Price.

2.    Option Term. The Option shall have a term of five (5) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated pursuant to Paragraph 4 or 7 of this Agreement.

3.    Limited Transferability.

(a) During the Optionee’s lifetime, the Option shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee’s death. However, Optionee may designate one or more persons as the beneficiary or beneficiaries of this Option, so that, if Optionee is holding this Option at the time of his or her death, this Option shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon Optionee’s death. Such beneficiary or beneficiaries shall take the transferred Option subject to all the terms and conditions of this Agreement, including (without limitation) the limited time period during which this option may, pursuant to Paragraph 6(c), be exercised following Optionee’s death.

(b) If this option is designated a Non-Statutory Option in the Grant Notice, then this Option may be assigned in whole or in part during Optionee’s lifetime to one or more members of Optionee’s family (as defined in Rule 701 promulgated by the Securities and Exchange Commission) or to a trust established for the benefit of one or more such family members or to Optionee’s former spouse, to the extent such assignment is in connection with Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the Option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this Option immediately prior to such assignment.

(c) Anything herein to the contrary notwithstanding, in no event shall the Optionee sell prior to January 1, 2009 (the “Lock-Up Period”) any shares of Common Stock acquired upon exercise of the Option. The Optionee consents to the placement of a legend to that effect on any Common Stock certificates issued to the Optionee during the Lock-Up Period upon exercise of the Option.

4.    Vesting Schedule. The Option shall vest according to the vesting schedule provided in the Grant Notice.

5.    Representations of the Optionee. The Optionee hereby represents as follows:

(a) The Optionee either has a preexisting personal or business relationship with the Corporation or any of its officers, directors or controlling persons, or by reason of his business or financial experience or the business or financial experience of his professional advisors who are unaffiliated with and who are not compensated by the Corporation or any affiliate or selling agent of the Corporation, directly or indirectly, could be reasonably assumed to have the capacity to protect his own interests in connection with the transaction.

(b) The Optionee is acquiring the Option and, upon exercise, the Option Shares, for his own account and not with a view to or for sale in connection with any distribution thereof.

(c) The Optionee did not learn of the offer and sale of the Option through the publication of any advertisement.

6.    [Intentionally Omitted]

7.    Corporate Transactions.

(a) In the event of  (i) a dissolution or liquidation of the Corporation, (ii) a merger or consolidation in which the Corporation is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Corporation in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Corporation or their relative stock holdings), (iii) a merger in which the Corporation is the surviving corporation but after which the stockholders of the Corporation immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Corporation in such merger) cease to own their shares or other equity interest in the Corporation, (iv) the sale of substantially all of the assets of the Corporation, or (v) the acquisition, sale, or transfer of more than 50% of the outstanding shares or the Corporation by tender offer or similar transaction (each, a “Corporate Transaction”), the Corporation shall provide written notice to the Optionee of such Corporate Transaction no less than 15 business days prior to the consummation thereof.

(b) Immediately following the consummation of the Corporate Transaction, the Option shall terminate and cease to be outstanding.

(c) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

8.    Adjustment in Option Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (a) the total number and/or class of securities subject to this option and (b) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

9.    Shareholder Rights. The Optionee shall not have any shareholder rights with respect to the Option Shares until the Optionee shall have exercised the Option in accordance with this Agreement and become a holder of record of the purchased shares.

10.    Manner of Exercising Option.

(a) In order to exercise the Option with respect to all or any part of the Option Shares, the Optionee (or any other person or persons exercising the option) must take the following actions:

(i) Execute and deliver to the Corporation a written notice setting forth the number of Option Shares for which the Option is exercised.

(ii) Pay the aggregate Exercise Price for the purchased shares in cash or in one or more of the following forms:

(A) by cancellation of indebtedness of the Corporation to the Optionee;

(B) by surrender of shares of Common Stock that either: (1) have been owned by the Optionee for more than six (6) months and have been paid for within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended (and, if such shares were purchased from the Corporation by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by the Optionee in the public market;

(C) with respect only to purchases upon exercise of an Option, and provided that a public market for the Corporation’s stock exists:

(1) through a “same day sale” commitment from the Optionee and a broker-dealer that is a member of the Financial Industry Regulatory Authority (an “FINRA Dealer”) whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price, and whereby the FINRA Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Corporation; or

(2) through a “margin” commitment from the Optionee and a FINRA Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the FINRA Dealer in a margin account as security for a loan from the FINRA Dealer in the amount of the Exercise Price, and whereby the FINRA Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Corporation; or

(D) by any combination of the foregoing.

Except to the extent the sale and remittance procedure is utilized in connection with the Option exercise, payment of the Exercise Price in one of the forms provided above must accompany the written notice delivered to the Corporation in connection with the Option exercise.

(iii) Furnish to the Corporation appropriate documentation that the person or persons exercising the Option (if other than Optionee) have the right to exercise the Option.

(iv) Execute and deliver to the Corporation such written representations as may be requested by the Corporation in order for it to comply with the applicable requirements of federal and state securities laws.

(v) Make appropriate arrangements with the Corporation for the satisfaction of all federal, state and local income and employment tax withholding requirements applicable to the Option exercise.

(b) As soon as practical after the exercise date, the Corporation shall issue to or on behalf of the Optionee (or any other person or persons exercising the Option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

(c) Fractions of Option Shares will not be issued but will either be replaced by a cash payment equal to the fair market value of such fraction of an Option Share (based on the closing price of the Common Stock reported by Bloomberg LP on the replacement date) or will be rounded up to the nearest whole share of Common Stock, as determined by the Corporation.

11.    Compliance with Laws and Regulations. The exercise of the Option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and the Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any national securities exchange or interdealer quotation system on which the Corporation’s Common Stock may be listed or quoted at the time of such exercise and issuance.

12.    Successors and Assigns. Except to the extent otherwise provided in Paragraph 3, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and the Optionee, the Optionee’s assigns and the legal representatives, heirs and legatees of the Optionee’s estate.

13.    Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal executive offices. Any notice required to be given or delivered to the Optionee shall be in writing and addressed to the Optionee at the last address the Optionee filed in writing with the Corporation. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the Party to be notified.

14.    Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

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IN WITNESS WHEREOF, the Parties hereto have executed this Stock Option Agreement as of the date first set forth above.

CORPORATION: SIONIX CORPORATION By: /s/ James Houtz Name: James Houtz Title: Chief Executive Officer OPTIONEE: /S/ RICHARD H. PAPALIAN RICHARD H. PAPALIAN